Exhibit 99.1
NYSE

For Immediate Release	Contact: Cindy Knoebel
VP, Financial & Corporate
Communications
VF Services, Inc.
(336) 424-6189/(212) 841-7141
VF CORPORATION TO REPORT SECOND QUARTER 2008 RESULTS;
CONFERENCE CALL/WEB CAST WILL BE HELD
EPS EXPECTED TO EXCEED PRIOR GUIDANCE
Greensboro, NC — June 30, 2008 — VF Corporation (NYSE: VFC) announced today that it will report its second quarter results at the close of the market on Tuesday, July 15, 2008. The Company will hold a conference call the same day at 4:30 p.m. EST. The call will be broadcast live over the Internet via www.vfc.com.
The Company also indicated that second quarter earnings per share could exceed its prior guidance of approximately $.80 by 10% to 12% due to stronger earnings from operations and a net favorable benefit from the resolution of various tax matters.
A replay of the call will be available from July 15, 2008 through July 22, 2008. To access the telephone replay, participants should dial (888) 203-1112 for domestic calls and (719) 457-0820 for international calls. The access code for the replay is: 6641220. A replay of the web cast will also be available following the conference call on the Company’s website.
About VF
VF Corporation is a global leader in lifestyle apparel with a diverse portfolio of jeanswear, outdoor, imagewear, sportswear and contemporary apparel brands. Its principal brands include Wrangler ®, Lee ®, Riders ®, The North Face ®, Vans ®, Reef ®, Eagle Creek ®, Eastpak ®, JanSport®, Napapijri ®, Nautica ®, Kipling ®, John Varvatos ®, 7 For All Mankind ®, lucy ®, Majestic ® and Red Kap ®.
VF Corporation’s press releases, annual report and other information can be accessed through the Company’s home page, www.vfc.com.

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